Exhibit 23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of CD Radio Inc. on Form S-4 (No. 333-34761) of our report dated March 27, 1997, on our audits of the consolidated financial statements of CD Radio Inc. as of December 31, 1995 and 1996, for the years ended December 31, 1994, 1995 and 1996, and for the period May 17, 1990 (date of inception) to December 31, 1996, which report is included in CD Radio Inc.'s Annual Report on Form 10-K, as amended by the Annual Report on Form 10-K/A, for the year ended December 31, 1996. We also consent to the references to our firm under the captions "Summary Consolidated Financial Data," "Selected Historical Financial Information" and "Independedent Accountants."


                                       /s/ Coopers & Lybrand L.L.P.
                                       -------------------------------
                                           Coopers & Lybrand L.L.P.

Washington, D.C.
October 2, 1997